As Filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAFFING 360 SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	68-0680859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 27th Floor

New York, New York 10022

(646) 507-5710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Flood

Chairman and Chief Executive Officer

Staffing 360 Solutions, Inc.

641 Lexington Avenue, 27th Floor

New York, New York 10022

(646) 507-5710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	9,718,360	(3)	$1.664	$16,171,351.04	$1,499.08
Total:	9,718,360			$16,171,351.04	$1,499.08

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-3 shall also cover any additional shares of the registrant’s common stock, par value $0.0001 per share, that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock as reported on The Nasdaq Capital Market (“Nasdaq”) on November 10, 2021, of $1.664 per share.

(3)

Comprised of (i) 4,358,230 Common Shares (as defined herein) that may be sold by the selling stockholders named herein, (ii) 325,317 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Pre-Funded Warrants (as defined herein), (iii) 4,683,547 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Warrants (as defined herein), and (iv) 351,266 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Wainwright Warrants (as defined herein).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 12, 2021

PROSPECTUS

Staffing 360 Solutions, Inc.

9,718,360 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 9,718,360 shares of our common stock, par value $0.00001 per share. These 9,718,360 shares of common stock consist of:

●	4,358,230 shares of common stock (the “Common Shares”) that were issued in a private placement pursuant to the securities purchase agreement, dated as of October 28, 2021, by and among us and the several purchasers named therein (the “Purchase Agreement” and the “November 2021 Private Placement”);

●

325,317 shares of common stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were issued pursuant to the Purchase Agreement in the November 2021 Private Placement;

●	4,683,547 shares of common stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) that were issued pursuant to the Purchase Agreement in the November 2021 Private Placement; and

●	351,266 shares of common stock (the “Wainwright Warrant Shares”) issuable upon the exercise of warrants (the “Wainwright Warrants”) that were issued to H.C. Wainwright & Co., LLC (“Wainwright”) as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the November 2021 Private Placement.

The Common Shares, the Pre-Funded Warrants, the Warrants and the Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the Common Shares and the offer and resale of the shares of common stock issuable upon exercise of the Pre-Funded Warrants and the Warrants to satisfy a provision in that certain registration rights agreement, dated October 28, 2021 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Common Shares and the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and the Warrants.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Pre-Funded Warrants, the Warrants and the Wainwright Warrants if the Pre-Funded Warrants, the Warrants and the Wainwright Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Effective as of 5:00 pm Eastern Time on June 30, 2021, we filed an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of 1-for-6 (the “1-for-6 Reverse Stock Split”). All share and per share prices in this prospectus have been adjusted to reflect the 1-for-6 Reverse Stock Split; however, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the 1-for-6 Reverse Stock Split.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “STAF.” On November 11, 2021, the last reported sales price for our common stock was $1.65 per share.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Staffing 360,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Staffing 360 Solutions, Inc. and its consolidated subsidiaries.

Overview

We are incorporated in the state of Delaware. We are a high-growth international staffing company engaged in the acquisition of United States (“U.S.”) and United Kingdom (“U.K.”) based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, IT, engineering, administration and commercial disciplines. Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013.

Corporate information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders

Up to 9,718,360 shares of our common stock, which are comprised of (i) 4,358,230 Common Shares, (ii) 325,317 shares of common stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 4,683,547 shares of common stock issuable upon the exercise of the Warrants, and (iv) 351,266 shares of common stock issuable upon the exercise of the Wainwright Warrants.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Pre-Funded Warrants, the Warrants and the Wainwright Warrants if the Pre-Funded Warrants, Warrants and the Wainwright Warrants are exercised for cash. We intend to use those proceeds, if any, for general working corporate purposes. See “Use of Proceeds” beginning on page 7 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of shares of common stock issuable pursuant to the Purchase Agreement and the exercise of the Pre-Funded Warrants and the Warrants, as applicable, by the 15th calendar day following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event, no later than the 45th calendar day following the date of the Registration Rights Agreement. In addition, we agreed that, upon the registration statement being declared effective under the Securities Act of 1933, as amended (the “Securities Act”), we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock issuable under the Registration Rights Agreement or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

See “Selling Stockholders” on page 7 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 11 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “STAF.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities involves certain risks. Before deciding to invest in our common stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, together with other information in this prospectus and the other information and documents incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 2, 2021, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The ongoing COVID-19 pandemic has adversely affected our business and may continue to adversely affect our business until the pandemic is resolved.

In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and has spread globally, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in affected countries. The COVID-19 pandemic is impacting worldwide economic activity, and activity in the U.S. and the U.K. where our operations are based. Much of the independent contractor work we provide to our clients is performed at the site of our clients. As a result, we are subject to the plans and approaches of our clients have made to address the COVID-19 pandemic, such as whether they support remote working or if they have simply closed their facilities and furloughed employees. To the extent that our clients were to decide or are required to close their facilities, or not permit remote work when they close facilities, we would no longer generate revenue and profit from that client. In addition, in the event that our clients’ businesses suffer or close as a result of the COVID-19 pandemic, we may experience decline in our revenue or write-off of receivables from such clients. Moreover, developments such as social distancing and shelter-in-place directives have impacted our ability to deploy our staffing workforce effectively, thereby impacting contracts with customers in our commercial staffing and professional staffing business streams, where we had declines in revenues during the fiscal year ended January 2, 2021. While some government-imposed precautionary measures have been relaxed in certain countries or states, there is no assurance that more strict measures will be put in place again, both in the U.S. and the U.K., due to a resurgence in COVID-19 cases connected to the spread of a new strain of COVID-19. As a result of the government restrictions imposed in the U.K., we had to close both of our offices in the U.K. and our employees have been forced to operate remotely from their homes. Employees returned to our offices in the U.K. on a voluntary basis on March 29, 2021. Therefore, the ongoing COVID-19 pandemic may continue to affect our operation and to disrupt the marketplace in which we operate and may negatively impact our sales in fiscal year 2021 and our overall liquidity.

While the ultimate economic impact brought by, and the duration of, the COVID-19 pandemic may be difficult to assess or predict, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others, the pandemic has resulted in significant disruptions in the general commercial activity and the global economy and caused financial market volatility and uncertainty in significant and unforeseen ways in the recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital and on the market price of our common stock, and we may not be able to successfully raise needed capital. If we are unsuccessful in raising capital in the future, we may need to reduce activities, curtail or cease operations.

In addition, the continuation of the COVID-19 pandemic or an outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, resulting in an economic downturn that could impact our business, financial condition and results of operations.

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Risks Related to Our Common Stock and this Offering

We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

On June 3, 2020, we received a letter from the Listing Qualifications Department (the “Staff”) notifying us that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1). Although we had regained compliance with such requirement on June 28, 2021, the Nasdaq Hearings Panel (the “Panel”) also determined to impose a Panel Monitor under Listing Rule 5815(d)(4)(A) for a period of one year from the date of the June 28, 2021 letter (the “Monitoring Period”). We are expected to remain in compliance with all of Nasdaq’s continued listing requirements during the Monitoring Period. If at any time during this period we fail to satisfy any continued listing standard, the Staff will issue a Delist Determination Letter.

Any delisting determination by the Staff could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the Securities and Exchange Commission rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Historically, the market price of our common stock has fluctuated over a wide range. During the 12-month period prior to the date of this prospectus, after giving effect to the 1-for 6 Reverse Stock Split, our common stock traded as high as $8.52 per share and as low as $1.69 per share. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;
●	changes in our earnings estimates;
●	investment recommendations by securities analysts following our business or our industry;
●	additions or departures of key personnel;
●	changes in the business, earnings estimates or market perceptions of our competitors;
●	our failure to achieve operating results consistent with securities analysts’ projections;
●	changes in industry, general market or economic conditions; and
●	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

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We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We paid a quarterly cash dividend of $0.01 per share to holders of our common stock on February 28, 2019 and May 30, 2019. We are limited in our ability to pay dividends by certain of our existing debt agreements. In particular, the Second Amended and Restated Note Purchase Agreement, dated as of October 26, 2020, among us and Jackson Investment Group, LLC, prohibits payment of dividends on our common stock in cash. We may not pay such dividends if any events of default exist under our debt agreements.

Accordingly, we do not expect to pay or declare any further cash dividends on our common stock for the foreseeable future. We expect to retain our future earnings, if any, for use in the operation of our business, including the repayment of our outstanding indebtedness. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

The 1-for-6 Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the 1-for-6 Reverse Stock Split given the reduced number of shares that are outstanding following the 1-for-6 Reverse Stock Split. In addition, the 1-for-6 Reverse Stock Split would have increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Pre-Funded Warrants, the Warrants and the Wainwright Warrants if the Pre-Funded Warrants, the Warrants and the Wainwright Warrants are exercised for cash. We intend to use those proceeds, if any, for general working corporate purposes.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 9,718,360 shares of our common stock, which are comprised of (i) 4,358,230 Common Shares, (ii) 325,317 shares of common stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 4,683,547 share of common stock issuable upon the exercise of the Warrants, and (iv) 351,266 shares of common stock issuable upon the exercise of the Wainwright Warrants,.

November 2021 Private Placement

On October 28, 2021, we entered into the Purchase Agreement with certain institutional and accredited investors for the issuance and sale in the November 2021 Private Placement of 4,683,547 shares of common stock or pre-funded warrants to purchase shares of common stock and warrants to purchase up to 4,683,547 shares of common stock, at a combined offering price of $1.975 per share of common stock (or pre-funded warrant) and associated Warrant. The Pre-Funded Warrants are exercisable at a price of $0.00001 per share, are exercisable immediately upon issuance and are exercisable until the Pre-Funded Warrants are exercised in full. The Warrants are exercisable at an exercise price of $1.85 per share, are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance.

A holder of the Pre-Funded Warrants or the Warrants may not exercise its Pre-Funded Warrants or Warrants, respectively, to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

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In connection with the November 2021 Private Placement, we entered into the Registration Rights Agreement with the purchasers under the Purchase Agreement, pursuant to which, among other things, we agreed to prepare and file with the Securities and Exchange Commission, by the 15th calendar day following the date of the Registration Rights Agreement, a registration statement on Form S-3 to register for resale the shares of common stock issued pursuant to the Purchase Agreement and issuable upon the exercise of the Pre-Funded Warrants and the Warrants, as applicable. We have agreed to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event, no later than the 45th calendar day following the date of the Registration Rights Agreement. In addition, we agreed that upon the registration statement being declared effective under the Securities Act, we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock registrable under the Registration Rights Agreement or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

Wainwright served as our exclusive placement agent in connection with the November 2021 Private Placement. Pursuant to the Engagement Letter, we paid Wainwright (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of the November 2021 Private Placement, (ii) a management fee equal to 1.0% of the gross proceeds of the November 2021 Private Placement; (iii) a non-accountable expense allowance of $35,000; and (iv) $50,000 for legal expenses. In addition, we issued to Wainwright or its designees the Wainwright Warrants to purchase up to 351,266 shares of our common stock at an exercise price equal to $2.4688. The Wainwright Warrants have a term of five years from the date of issuance.

We are registering the Common Shares, and the shares of common stock issuable upon the exercise of the Pre-Funded Warrants, the Warrants and the Wainwright Warrants in order to permit the selling stockholders to offer such shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholders

Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Each of Michael Vasinkevich, Noam Rubinstein, Craig Schwabe and Charles Worthman are associated persons of Wainwright, which served as our underwriter for the public offering we consummated in December 2020, our placement agent in connection with the registered direct offering we consummated in December 2020, our placement agent in connection with the public offering we consummated in February 2021, our placement agent in connection with the private placement we consummated in April 2021 (the “April 2021 Private Placement”), our placement agent in connection with the registered direct offering and concurrent private placement consummated in July 2021 (the “July 2021 Offerings”), our placement agent in connection with the two registered direct offerings and concurrent private placements consummated in August 2021 (the “August 2021 Offerings” and the “August II 2021 Offerings”, respectively), and our placement agent in connection with the November 2021 Private Placement, for each of which Wainwright received compensation.

Each of Armistice Capital Master Fund Ltd., Cavalry Fund I LP, Cavalry Special Ops Fund LLC and Lind Global Macro Fund, LP purchased securities in the April 2021 Private Placement, the July 2021 Offerings, the August 2021 Offerings, the August II 2021 Offerings and the November 2021 Private Placement. Lind Global Fund II LP purchased securities in the July 2021 Offerings, the August 2021 Offering, the August II 2021 Offerings and the November 2021 Private Placement.

Information About Selling Stockholders Offering

The shares of common stock being offered by the selling stockholders are the Common Shares issued pursuant to the Purchase Agreement, and the shares of common stock issuable to the selling stockholders upon the exercise of the Pre-Funded Warrants, the Warrants and the Wainwright Warrants. For additional information regarding the issuances of the Common Shares, the Pre-Funded Warrants, the Warrants and the Wainwright Warrants, see “—November 2021 Private Placement” above. We are registering the Common Shares, and the shares of common stock underlying the Pre-Funded Warrants, the Warrants and the Wainwright Warrants in order to permit the selling stockholders to offer the shares for resale from time to time.

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The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock owned by each selling stockholder, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of November 11, 2021, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of common stock held by the selling stockholders on that date, if applicable, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the maximum number of Common Shares, (ii) the maximum number of Pre-Funded Warrant Shares, (iii) the maximum number of Warrant Shares, and (iv) the maximum number of Wainwright Warrant Shares. The table below assumes that the outstanding Pre-Funded Warrants, Warrants and Wainwright Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the Securities and Exchange Commission, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Purchase Agreement, without regard to any limitations on the exercise of the Pre-Funded Warrants, the Warrants and the Wainwright Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Pre-Funded Warrants, the Warrants and the Wainwright Warrants, a selling stockholder may not exercise the Pre-Funded Warrants, the Warrants or the Wainwright Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or 9.99% at the election of the holder prior to the date of issuance), of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon the exercise of such Pre-Funded Warrants, Warrants or Wainwright Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of common stock owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus		Number of shares of common stock owned after offering	Percentage of common stock owned after offering

Armistice Capital Master Fund Ltd. (1)	6,408,565	4,050,634	(2)	2,357,931	10.74%
Cavalry Fund I LP (3)	615,553	506,330	(4)	109,223	*
Cavalry Special Ops Fund LLC (3)	615,552	506,330	(5)	109,222	*
Alpha Capital Anstalt (6)	1,543,249	1,518,988	(7)	24,261	*
Hudson Bay Master Fund Ltd. (8)	1,518,988	1,518,988	(9)	0	*
Lind Global Macro Fund, LP (10)	974,284	632,912	(11)	341,372	1.91%
Lind Global Fund II LP (10)	835,393	632,912	(12)	202,481	1.14%
Michael Vasinkevich (13)	702,467	225,249	(14)	477,218	2.66%
Noam Rubinstein (13)	241,003	77,279	(15)	163,724	*
Craig Schwabe (13)	141,041	45,225	(16)	95,816	*
Charles Worthman (13)	10,955	3,513	(17)	7,442	*

* Less than 1%

(1)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The Master Fund’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The Master Fund may not exercise the Pre-Funded Warrants to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised. The Master Fund may not exercise the Warrants to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised, and the number of shares in the second and fourth columns in the table above do not reflect this limitation.

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(2)	Represents (i) 1,700,000 Common Shares purchased in the November 2021 Private Placement, (ii) 325,317 shares of common stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) 2,025,317 shares of common stock issuable upon the exercise of the Warrants.
(3)	Thomas Walsh, manager of Cavalry Fund I LP, has sole voting and dispositive power over the securities held by Cavalry Fund I LP. Mr. Walsh, manager of Cavalry Special Ops Fund LLC, has sole voting and dispositive power over the securities held by Cavalry Special Ops Fund LLC. The selling stockholder’s address is 82 East Allendale Road, Suite 5B, Saddle River, New Jersey 07458. Cavalry Fund I LP and Cavalry Special Ops Fund LLC may not exercise the Warrants to the extent such exercise would cause Cavalry Fund I LP or Cavalry Special Ops Fund LLC, together with their affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(4)	Represents (i) 253,165 Common Shares purchased in the November 2021 Private Placement and (ii) 253,165 shares of common stock issuable upon the exercise of the Warrants.
(5)	Represents (i) 253,165 Common Shares purchased in the November 2021 Private Placement and (ii) 253,165 shares of common stock issuable upon the exercise of the Warrants.
(6)	Nicola Feuerstein has sole voting and dispositive power over the securities held by Alpha Capital Anstalt. The selling stockholder’s address is Alpha Capital Anstalt, c/o LH Financial Services Corp., New York, NY 10022. Alpha Capital Anstalt may not exercise the Warrants to the extent such exercise would cause Alpha Capital Anstalt, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(7)	Represents (i) 759,494 Common Shares purchased in the November 2021 Private Placement and (ii) 759,494 shares of common stock issuable upon the exercise of the Warrants.
(8)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. Hudson Bay Master Fund Ltd. may not exercise the Warrants to the extent such exercise would cause Hudson Bay Master Fund Ltd., together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(9)	Represents (i) 759,494 Common Shares purchased in the November 2021 Private Placement and (ii) 759,494 shares of common stock issuable upon the exercise of the Warrants.
(10)	Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global Macro Fund LP and Lind Global Fund II LP, respectively, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Macro Fund LP and Lind Global Fund II LP is 444 Madison Avenue, 41st Floor, New York, NY 10022. Lind Global Partners, LLC and Lind Global Fund II LP may not exercise the Warrants to the extent such exercise would cause Lind Global Partners, LLC or Lind Global Fund II LP, together with their affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(11)	Represents (i) 316,456 Common Shares purchased in the November 2021 Private Placement and (ii) 316,456 shares of common stock issuable upon the exercise of the Warrants.
(12)	Represents (i) 316,456 Common Shares purchased in the November 2021 Private Placement and (ii) 316,456 shares of common stock issuable upon the exercise of the Warrants.
(13)	The selling stockholder was issued compensation warrants as a designee of Wainwright in connection with the November 2021 Private Placement. Each selling stockholder has sole voting and dispositive power over the securities held. The business address is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022. Each selling stockholder may not exercise the Wainwright Warrants to the extent such exercise would cause each selling stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(14)	Represents 225,249 shares of common stock issuable upon the exercise of the Wainwright Warrants.
(15)	Represents 77,279 shares of common stock issuable upon the exercise of the Wainwright Warrants.
(16)	Represents 45,225 shares of common stock issuable upon the exercise of the Wainwright Warrants.
(17)	Represents 3,513 shares of common stock issuable upon the exercise of the Wainwright Warrants.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of January 2, 2021 and December 28, 2019 and for each of the two years in the period ended January 2, 2021 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended January 2, 2021, filed with the Securities and Exchange Commission on April 16, 2021;
●	Our Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, filed with the Securities and Exchange Commission on May 18, 2021;
●	Our Quarterly Report on Form 10-Q for the quarter ended July 3, 2021, filed with the Securities and Exchange Commission on August 17, 2021;
●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 28, 2015, as amended and supplemented by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended January 2, 2021, filed with the Securities and Exchange Commission on April 16, 2021, including any amendment or reports filed for the purpose of updating such description; and
●	Our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on February 3, 2021, February 5, 2021, February 16, 2021, April 6, 2021, April 27, 2021, April 30, 2021, May 12, 2021, May 26, 2021, May 28, 2021, June 17, 2021, June 22, 2021, June 29, 2021, July 1, 2021, July 15, 2021, July 23, 2021, July 28, 2021, August 3, 2021, August 6, 2021, August 17, 2021, August 24, 2021, September 1, 2021, September 30, 2021 (two reports), October 15, 2021 and November 3, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Chief Financial Officer

641 Lexington Ave., 27th Floor

New York, New York 10022

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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9,718,360 Shares

COMMON STOCK

PROSPECTUS

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PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$1,499.08
Printing and engraving costs	—
Legal fees and expenses	$25,000
Accounting fees and expenses	35,000
Miscellaneous Fees and Expenses	—

Total	$61,499.08

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and between Staffing 360 Solutions, Inc., a Delaware corporation, and Staffing 360 Solutions, Inc., a Nevada corporation (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
2.2	Asset Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Georgia, LLC, firstPRO Inc., firstPRO Georgia LLC, April F. Nagel and Philip Nagel (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on September 19, 2017).
4.1	Subordinated Secured Note issued to Jackson Investment Group LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017)
4.2	Warrant issued to Jackson Investment Group LLC (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
4.3	April Note, dated April 5, 2017, issued to Jackson Investment Group LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
4.4	10% Subordinated Secured Note, dated August 2, 2017, issued to Jackson Investment Group, LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
4.5	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 29, 2020 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2020).

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4.6	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 31, 2020 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2020).
4.7	Description of Securities (previously filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on May 11, 2020).
4.8	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
4.9	Form of Placement Agent Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
4.10	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
4.11	Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
4.12	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021).
Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021).
4.13	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021).
4.14	Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021).
4.15	Form of Pre-Funded Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
4.16	Form of Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
4.17	Form of Wainwright Warrant (previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained in the signature page to this registration statement).

*	Filed herewith

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 12, 2021.

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Brendan Flood and Khalid Anwar, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Flood	Chairman, Chief Executive Officer and Director	November 12, 2021
Brendan Flood	(principal executive officer)

/s/ Khalid Anwar	Senior Vice President of Corporate Finance	November 12, 2021
Khalid Anwar	(principal financial and principal accounting officer)

/s/ Dimitri Villard	Director	November 12, 2021
Dimitri Villard

/s/ Jeff Grout	Director	November 12, 2021
Jeff Grout

/s/ Nicholas Florio	Director	November 12, 2021
Nicholas Florio

/s/ Alicia Barker	Director	November 12, 2021
Alicia Barker

/s/ Vincent Cebula	Director	November 12, 2021
Vincent Cebula

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